                       LIPMAN ELECTRONIC ENGINEERING LTD.
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                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR USE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 27, 2006.

     The undersigned shareholder of Lipman Electronic Engineering Ltd. (the
"Company") hereby appoints JACOB PERRY, or if Mr. Perry is unable to attend,
MIKE LILO, or if Mr. Perry and Mr. Lilo are unable to attend, HANA RELLER, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to vote as described below all of the shares of the Company that the undersigned is entitled to vote at the Annual General Meeting of
Shareholders of the Company to be held at the principal executive offices of the
Company, 11 Haamal Street, Rosh Haayin, 48092, Israel, on Monday, March 27,
2006, at 5:00 p.m. (local time), and at any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
         HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE,
              THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5.

1.   To elect the following persons as directors to serve until the next
     Annual General Meeting of Shareholders:

     Jacob Perry, Meir Shamir, Ishay Davidi, Aharon Lipman, Rami Lipman,
Mordechai Gorfung, Jonathan Kaplan and David Rubner.

               FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

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2. To elect Linda Harnevo and Izhak Davidi as outside directors to serve for a period of three years commencing at the end of their present term on April 1,
2006.

               FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

3. To appoint Kost Forer Gabbay & Kasierer (a member firm of Ernst & Young
Global) as the Company's independent auditors for the year ending December 31,
2006 and authorize the Board of Directors (or the Audit Committee of the Board
of Directors, if authorized by the Board) to determine the auditors'
compensation.

               FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

4. To approve an amendment to the management services agreement with Perry Jacob
Management Services Limited, a company controlled by Jacob Perry.

               FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

5. To approve the Company's 2006 Share Incentive Plan.

               FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL
GENERAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT ACCOMPANYING SUCH
NOTICE, REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH
RESPECT TO THE UNDERSIGNED'S SHARES AND HEREBY RATIFIES AND CONFIRMS ALL THAT
SAID PROXIES, THEIR SUBSTITUTES, OR ANY OF THEM, MAY LAWFULLY DO BY VIRTUE
THEREOF.

DATE                                  SIGNATURE(S)
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                                      SIGNATURE(S)
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Please mark, date and sign exactly as name(s) appear(s) on this proxy and return this proxy card promptly using the enclosed envelope. If the signer is a corporation, please sign full corporate name by duly authorized officer.
Executives, administrators, trustees, etc. should state full title or capacity.
Joint owners should each sign.

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